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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     June 7, 2000
                                                   ------------------


                             MICROSOFT CORPORATION
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               (Exact name of registrant as specified in charter)

Washington                            0-14278                91-1144442
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(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
        of Incorporation)                                    Identification No.)


One Microsoft Way, Redmond, Washington                           98052-6399
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code: (425) 882-8080
                                                    ---------------


    N/A
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5. Other Events.

On June 7, 2000, the United States District Court for the District of Columbia entered a Final Judgment and Memorandum and Order in the case United States of America v. Microsoft Corporation, Civil Action Nos. 98-1232 (TPJ) and 98-1233
(TPJ).  Generally, the Final Judgment ordered the following:

     . Within four months of the entry of the Final Judgment, Microsoft must submit a plan to separate its business into two completely different companies (the "Operating Systems Business" and the "Applications Business"), which divestiture would be completed within one year after the plan is approved by all parties to the case.
     . Prior to implementation of a divestiture plan, Microsoft must preserve the business of each of the two proposed new companies as they are presently conducted.
     . After implementation of divestiture, the two new companies would be prohibited from merging, sharing technology or entering into joint business ventures for 10 years.
     . The two new companies would be monitored for compliance with the plan of divestiture and would be subject to a variety of restrictions on their business conduct including the following:

          . A ban on threats or retaliation against computer makers supporting competing products;
          . A requirement of uniform terms for the licensing of Microsoft's operating system products except for different language versions and volume discounts;
          . A requirement of greater flexibility in the configuration of windows operating system products by computer makers;
          . A requirement to disclose of certain Microsoft proprietary information including application program information to software developers;
          .  A ban on certain exclusive contracts;
          . A ban on contracts in which Microsoft establishes conditions under which a licensee is required to license, promote or distribute other Microsoft products;
          . A ban on "binding" of certain middleware products (such as browsers) to Microsoft operating system products unless such middleware can be readily removed by either the computer manufacturer or the end user;
          . A requirement that predecessor versions of Microsoft operating system products be made available to requesting computer manufacturers for three years after release of a new product on the same terms and conditions.

     The Final Judgment contains a number of other provisions and is attached as an exhibit to this report. You are encouraged to read the full order as well as the other exhibits that are attached.

     On June 13, 2000, Microsoft filed a Notice of Appeal and Motion for a Stay of the Judgment Pending Appeal, appealing to the United States Court of Appeals for the District of Columbia Circuit the Final Judgment and the Findings of Fact and Conclusions of Law entered on April 3, 2000 finding that Microsoft violated the federal and state antitrust laws.

     The United States Court of Appeals for the District of Columbia Circuit entered an Order on June 13, 2000 agreeing to hear the appeal by the court sitting en banc.

     Microsoft issued a press release on June 13, 2000 reporting Microsoft's appeal of the Final Judgment and Microsoft's position with respect to the Final Judgment and its arguments on appeal.

     Although Microsoft expects to obtain relief from some or all of the provisions in the Final Judgment, it is unable to predict when or to what extent such relief will be obtained. The failure to obtain sufficient relief through the stay and/or the appeal could have a material adverse effect on the value of Microsoft's common stock. You are encouraged to read our motion for a stay pending the appeal, which is attached as an exhibit. This motion summarizes our objections to the Final Judgment.

Item 7. Financial Statements and Exhibits.

       The Exhibits to this report are listed in the Index to Exhibits on page
3.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MICROSOFT CORPORATION
                                         -------------------------------------
                                                      (Registrant)


Date: June 16, 2000                       /s/  Robert A. Eshelman
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                                                Robert A. Eshelman
                                                Deputy General Counsel
                                                Finance & Operations

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                               INDEX TO EXHIBITS

Exhibit No.                                  Description
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99-1                     Final Judgment entered June 7, 2000 in the United
                         States District Court for the District of Columbia relating to the case United States of America v.
                                              ---------------------------
                         Microsoft Corporation, Civil Action Nos. 98-1232 (TPJ)
                         ---------------------
                         and 98-1233 (TPJ).

99-2 Memorandum and Order entered June 7, 2000 in the United States District Court for the District of Columbia relating to the case United States of America v.
                                              ---------------------------
                         Microsoft Corporation, Civil Action Nos. 98-1232 (TPJ)
                         ---------------------
                         and 98-1233 (TPJ).

99-3 Notice of Appeal of Microsoft Corporation filed June 13, 2000 in the United States Court of Appeals for the District of Columbia Circuit.

99-4 Motion of Appellant Microsoft Corporation for a Stay of the Judgment Pending Appeal filed June 13, 2000 in the United States Court of Appeals for the District of Columbia Circuit.

99-5 Order entered June 13, 2000 in the United States Court of Appeals for the District of Columbia Circuit allowing the hearing of the Company's appeal by the appellate court sitting en banc.
                                                 -- ----

99-6                     Press Release dated June 13, 2000.

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